UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   January 17, 2008 (January 15, 2008)

AMBIENT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-23723	98-0166007
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

79 CHAPEL STREET, NEWTON, MASSACHUSETTS, 02458
(Address of principal executive offices, including Zip Code)

617- 332-0004
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information set forth under Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

ITEM 2.03

CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On January 15, 2008, Ambient Corporation (the “Company”) entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") with Vicis Capital Master Fund (the "Purchaser") pursuant to which the Purchaser purchased the Company’s Senior Secured Convertible Promissory Note in the form attached hereto as Exhibit 4.1 (the "Note") in aggregate principal amount of $2,500,000.

As disclosed in the Company's Current Report on Form 8-K filed on July 31, 2007 (the "July 07 8-K"), on July 31, 2007 the Purchaser and the Company entered into a Securities Purchase Agreement (the “Previous Securities Purchase Agreement”) substantially similar to the Securities Purchase Agreement pursuant to which the Purchaser purchased from the Company its Senior Secured Promissory Note in the principal amount of $7.5 million. The Previous Securities Purchase Agreement contemplated additional investments in the Company on substantially similar terms. On November 1, 2007, the Purchaser and the Company subsequently entered into a Securities Purchase Agreement (the “November 07 Securities Purchase Agreement”) substantially similar to the Pervious Securities Purchase Agreement pursuant to which the Purchaser purchased from the Company its Senior Secured Promissory Note in the principal amount of $2.5 million. The principal terms of that additional investment in November 2007 were disclosed in the Company’s Current Report on Form 8-K that was filed on November 5, 2007 (the “November 07 8-K”). Except as noted below, the investment by the Purchaser under the Securities Purchase Agreement was made on terms substantially similar to those referred to in the July 07 8-K and the November 07 8-K.

The Company and the Purchaser agreed in the Securities Purchase Agreement that the Company can consummate additional investments in an aggregate amount of up to $5 million on terms substantially similar to the terms contained in the agreements with the Purchaser on or before March 28, 2008.

Amounts owing under the Note are secured by the Security Agreement entered into by the Company and the Purchaser in July 2007 in connection with the Previous Securities Purchase Agreement.

The Note has a term of three years and comes due on January 15, 2011.  Interest on the outstanding principal amount of the Note begins to accrue on the first anniversary of issuance at a per annum rate of 8%, payable quarterly beginning September 30, 2008. At the option of the Company, interest payments on the Note are payable either in cash or in registered shares of common stock, par value $0.001 (the “Common Stock”), subject to certain conditions as specified in the Notes. In the event that interest is paid in Common Stock, the shares of Common Stock will be valued at 90% of the volume weighted average price for the 10 trading days preceding the date of payment.  The outstanding principal amount of the Note is convertible at the option of the holder at any time and from time to time into shares of Common Stock at a conversion price of $0.035 per share of common stock, or initially 71,428,571 shares of Common Stock, subject to certain adjustments. In the event that the Company issues Common Stock in an equity financing at a price less than the then conversion price, the conversion price shall be immediately adjusted to the price at which such Common Stock was issued, subject to certain exempt issuances. The Securities Purchase Agreement contains customary events of default and affirmative and negative covenants for transactions of this nature.  Upon an event of default, the outstanding principal of the Note plus all accrued and unpaid interest shall become immediately due and payable.

Under certain conditions, the Company is entitled to require the Note holder to convert all or a part of the outstanding principal amount of the Notes. If the closing sale price of the Company's Common Stock as quoted on the OTC Bulletin Board is more than $0.375 (which amount may be adjusted for certain capital events, such as stock splits) on each of fifteen consecutive trading days, then, subject to the conditions specified below, within five trading days after the last day in such period, the Company may, at its option (exercised by written notice to the holders of the Notes), require investors to convert all or any part of their Notes  on or before a specified date. Conversion on the date specified shall be at the conversion price then in effect. The Note holder may continue to convert its note after the Company gives such notice. This right is available only if, on the date the Company gives notice of mandatory conversion and on each trading day thereafter through and including the date of mandatory conversion specified in the original notice from the Company, the Registration Statement (as defined below) is effective. The Note is redeemable at the holder’s option at 110% of the principal and accrued interest in the event of certain change of control transactions, and is redeemable at the holder’s option at 120% of the principal and accrued interest in the event of certain other triggering events, including (without limitation) events of default and certain other events that would impact the Holder’s ability to publicly re-sell the Common Stock issuable upon conversion of the Notes.

Pursuant to the Securities Purchase Agreement, the Company issued Common Stock Purchase Warrants to the Purchaser to purchase initially up to 107,142,857 shares of Common Stock (the "Share Amount") at an exercise price of $0.035 (the "Exercise Price"). The Warrants contain provisions to adjust the Exercise Price and the Share Amount in the event that the Company  issues Common Stock in an equity financing at a price less than the then applicable Exercise Price, in which case (i) the Exercise Price shall be reduced to the price at which such Common Stock was issued and (ii) the Share Amount shall be increased such that the aggregate Exercise Price payable, after taking into account the decrease in the Exercise Price, shall be equal to the aggregate Exercise Price prior to such adjustment. The Warrants also may be exercised on a cashless basis on or after the first anniversary of their issuance if at the time of exercise there is no effective registration statement covering the shares issuable upon exercise of the Warrants.

In addition, for one year following the closing, the Purchaser has the right to participate in the Company’s future equity or equity-linked financings, subject to certain exempt issuances.

In connection with the investment, the Company and the Purchaser agree to amend the Previous Securities Purchase Agreement to adjust the conversion price of each of the Notes referred to in the July 07 8-K and the November 07 8-K to $0.035 and to adjust the exercise price of each of the Warrants referred to in the July 07 8-K and the November 07 8-K to $0.035. In addition, the Company and the Purchaser agreed to amend the Registration Rights Agreement previously entered into in connection with the Previous Securities Purchase Agreement to provide that the (i) Company’s obligation to file a registration statement  covering the Common Stock underlying the Note and the Warrants and the notes and warrants issued under in connection with the Previous Purchase Agreement may be performed on or before March 28, 2008 and (ii) the Company’s obligation to pay liquidated damages in respect of delayed effectiveness of such registration statement does not commence until June 29, 2008.

The financing was completed through a private placement and is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

In connection with consummating the financing pursuant to the Securities Purchase Agreement, a placement agent is entitled to receive payment of $150,000 and warrants to purchase up to 6,428,571 shares of the Company's Common Stock at a per share exercise price of $0.035. The Company and such placement agent are currently exploring options whereby the agent would be agreeable to adjust such consideration. However, there can be no assurance that the Company and the placement agent will be able to come to an agreement with respect to such adjustment.

The foregoing description of the transaction is only a summary and is qualified in its entirety by reference to the form of Note contained in Exhibit 4.1, form of Warrant contained in Exhibit 4.2, the Securities Purchase Agreement contained in Exhibit 10.1, the First Amendment to Securities Purchase Agreement dated November 1, 2007 contained in Exhibit 10.2, the Second Amendment to Securities Purchase Agreement dated July 31, 2007 contained in Exhibit 10.3 and the Second Amendment to the Registration Rights Agreement contained in Exhibit 10.4, each of which is incorporated herein by reference.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES.

The information set forth under Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements.

None.

(b) Pro Forma Financial Information.

None.

(d) Exhibits.

Exhibit Number	Description

4.1	Senior Secured Convertible Promissory Note due January 15, 2011.

4.2	Common Stock Purchase Warrant (Series E).

10.1	Securities Purchase Agreement dated as of January 15, 2008, between Ambient Corporation and the Vicis Master Capital Fund.

10.2	Second Amendment dated as of January 15, 2008 to Registration Rights Agreement, dated as of July 31, 2007, between Ambient Corporation and Vicis Master Capital Fund.

10.3	First Amendment dated as of January 15, 2008 to Securities Purchase Agreement, dated as of November 1, 2007 between Ambient Corporation and Vicis Master Capital Fund.

10.4	Second Amendment dated as of January 15, 2008 to Securities Purchase Agreement, dated as of July 31, 2007 between Ambient Corporation and Vicis Master Capital Fund

99.1	Press Release Issued on January 16, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBIENT CORPORATION

January 17, 2008	By:	/s/ John Joyce
	Name:	John Joyce
	Title:	Chief Executive Officer